                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                              Section.
                                    Section.
PAWNMART, INC.,                     Section.            CASE NO. 01-44957-BJH-11
                                    Section.            CHAPTER 11
     Debtor.

                ORDER APPROVING PLAN MODIFICATIONS AND CONFIRMING
                  DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION

     CAME ON for hearing May 20, 2002 the confirmation of the Debtor's First Amended Plan of Reorganization filed on April 3, 2002 (the "Plan"), as modified by the Modification to the Plan filed May 3, 2002 (the "First Modification"), and the Second Modification to the Plan filed May 20, 2002 (the "Second Modification"), and the Court having considered the pleadings, evidence and arguments of counsel, and finding that the First and Second Modifications comply with the provisions of 11 U.S.C. Section 1127(a), and that the Plan as modified by the First and Second Modifications (the Modified Plan") complies with the provisions of 11 U.S.C. Section 1129, and that the Modified Plan should be confirmed; it is hereby

     ORDERED, ADJUDGED AND DECREED that the First and Second Modifications are approved and the Plan is deemed to be so modified; and it is further

     ORDERED, ADJUDGED AND DECREED that the objections of Tarrant County to the Modified Plan, to the extent they have not been withdrawn as of this date, are overruled; and it is further

     ORDERED, ADJUDGED AND DECREED that the Modified Plan shall be, and is hereby, confirmed.

     SIGNED: May 20, 2002.

                                        /s/ Barbara J. Houser
                                        ----------------------------------------
                                        HONORABLE BARBARA J. HOUSER,
                                        UNITED STATES BANKRUPTCY JUDGE

ORDER APPROVING MODIFICATION OF PLAN AND CONFIRMING PLAN OF
REORGANISATION - PAGE 1